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                          AGREEMENT AND PLAN OF MERGER


         AGREEMENT AND PLAN OF MERGER, dated as of March 3, 1997 (the "Merger Agreement"), among PAXAR CORPORATION, a New York corporation having offices at 105 Corporate Park Drive, White Plains, New York 10604 (Paxar), MONARCH HOLDINGS, INC., a Delaware corporation having offices at 170 Monarch Lane, Miamisburg, Ohio 45342 ("Monarch Holdings"), THOMAS LOEMKER, with an address at 50 Sunnie Holme Drive, Fairfield, Connecticut 06430("Loemker"), and JOHN PAXTON, with an address at 9005 Cunningham Road, Cincinnati, Ohio 45243 ("Paxton").

         Monarch Holdings is a corporation duly organized and existing under the laws of the State of Delaware, and as of the date hereof has authority to issue 10,000 shares of Common Stock, par value $.01 per share (the "Monarch Holdings Common Stock"), of which 1010 shares are issued and outstanding and no shares are held in treasury.

         Paxar is a corporation duly organized and existing under the laws of the State of New York, and as of the date hereof, Paxar has authority to issue 100,000,000 shares of Common Stock, par value $.10 per share (the "Paxar Common Stock"), of which 28,100,511 shares are issued and outstanding and no shares are held in treasury and (ii) 5,000,000 shares of Preferred Stock, par value $.01 per share, of which no shares are issued and outstanding. Paxar is the owner of 990 shares of Monarch Holdings Common Stock.

         Loemker is the owner of 10 shares of the Monarch Holdings Common Stock.

         Paxton is the owner of 10 shares of the Monarch Holdings Common Stock.

         The respective Boards of Directors of Paxar and Monarch Holdings have determined that it is advisable and in the best interests of each of such corporations that Monarch Holdings merge with and into Paxar upon the terms and subject to the conditions set forth herein.

         The respective Boards of Directors of Paxar and Monarch Holdings have by resolutions duly adopted and approved this Merger agreement.

         WHEREAS, Paxar has approved this Merger Agreement in its capacity as the majority stockholder of Monarch Holdings.

         WHEREAS, Loemker has consented in writing to the merger of Monarch Holdings into Paxar.

         WHEREAS, Paxton has consented in writing to the merger of Monarch Holdings into Paxar.

         NOW, THEREFORE, in consideration of the mutual agreements and covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         Section 1. MERGER. Monarch Holdings shall be merged with and into Paxar (the "Merger"), and Paxar shall be the surviving corporation (hereinafter sometimes referred to as the "Surviving Corporation"). The Merger shall become effective upon the date and time of filing an appropriate certificate of merger, providing for the Merger, with the Secretary of State of New York and an appropriate certificate of merger, providing for the Merger, with the Secretary of State of Delaware, whichever later occurs (the "Effective Time").

         Section 2. GOVERNING DOCUMENTS. The Certificate of Incorporation of Paxar, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation without change or amendment until thereafter amended in accordance with the provisions thereof and applicable law. The Bylaws of Paxar, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation without change or amendment until
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thereafter amended in accordance with the provisions thereof, the Certificate of
Incorporation of the Surviving Corporation and applicable law.

         Section 3. SUCCESSION. At the Effective Time, the separate corporate existence of Monarch Holdings shall cease, and Paxar shall succeed to all of the assets and property (whether real, personal or mixed), rights, privileges, franchise, immunities and powers of Monarch Holdings, and Paxar shall assume and be subject to all of the duties, liabilities, obligations and restrictions of every kind and description of Monarch Holdings including, without limitation, all outstanding indebtedness of Monarch Holdings, all in the manner and as more fully set forth in Section 906 of the New York Business Corporation Law and
Section 259 of the Delaware General Corporation Law.

         Section 4. DIRECTORS. The directors of Paxar immediately preceding the Effective Time shall be the directors of the Surviving Corporation at and after the Effective Time until their successors are duly elected and qualified.

         Section 5. OFFICERS. The officers of Paxar immediately preceding the Effective Time shall be the officers of the Surviving Corporation at and after the Effective Time until their successors are duly elected and qualified.

         Section 6. FURTHER ASSURANCES. From time to time, as and when required by the Surviving Corporation or by its successors or assigns, there shall be executed and delivered on behalf of Monarch Holdings such deeds and other instruments, and there shall be taken or caused to be taken by it all such further and other action, as shall be appropriate, advisable or necessary in order to vest, perfect or conform, of record or otherwise, in the Surviving Corporation, the title to and possession of all property, interest, assets, rights, privileges, immunities, powers, franchises and authority of Monarch Holdings, and otherwise to carry out the purposes of this Merger Agreement, and the officers and directors of the Surviving Corporation are fully authorized, in the name and on behalf of Monarch Holdings or otherwise, to take any and such action and to execute and deliver any and all such deeds and other instruments.

         Section 7. CONVERSION OF SECURITIES. At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, each share of Monarch Holdings Common Stock issued and owned by Loemker and Paxton immediately prior to the Effective Time shall be changed and converted into 12,522.9 fully paid and nonassessable shares of Paxar Common Stock.

         Section 8. COUNTERPARTS. This Merger Agreement may be executed in one or more counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

         Section 9. DESCRIPTIVE HEADINGS. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Merger Agreement.

         Section 10. NEW YORK APPOINTMENT. The surviving Corporation hereby agrees that it may be served with process in the State of New York in any action or special proceeding for enforcement of any liability or obligation of Monarch Holdings, Paxar or the Surviving Corporation arising from the Merger. The Surviving Corporation appoints the Secretary of State of New York as its agent to accept service of process of any such suit or other proceeding and a copy of such process shall be mailed by the Secretary of State of the State of New York to the Surviving Corporation at Paxar Corporation, 105 Corporate Park Drive, White Plains, New York 10604-3814; Attn: Legal Department.

         Section 11. GOVERNING LAW. This Merger Agreement shall be governed by and construed in accordance with the laws of State of New York.


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         IN WITNESS WHEREOF, Paxar, Monarch Holdings, Loemker and Paxton have caused this Merger Agreement to be executed and delivered as of the date first above written.

                                                     PAXAR CORPORATION

                                                     By:  /s/ Arthur Hershaft
                                                          ----------------------
                                                          Arthur Hershaft
                                                          Chairman

                                                     MONARCH HOLDINGS, INC.

                                                     By:  /s/ John W. Paxton
                                                          ----------------------
                                                          John W. Paxton
                                                          President

                                                       /s/ Thomas Loemker
                                                      --------------------------
                                                      Thomas Loemker

                                                       /s/ John W. Paxton
                                                      --------------------------
                                                      John W. Paxton


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